                                                                     Exhibit 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         ONEPOINT COMMUNICATIONS CORP.


                                  ARTICLE ONE
                                  -----------

     The name of the Corporation is OnePoint Communications Corp.

                                  ARTICLE TWO
                                  -----------

     The address of the Corporation's registered office in the State of Delaware is 9 Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                 ARTICLE THREE
                                 -------------

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") either alone or with others through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as member in any limited liability company, as a joint venturer in any joint venture, or otherwise.

                                  ARTICLE FOUR
                                  ------------

     SECTION 1. The aggregate number of shares of stock which the Corporation has authority to issue is 2,035,000, consisting of 35,000 shares of Preferred Stock, $1.00 par value (the "Preferred Stock") and 2,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.

     SECTION 2. The preferences, limitations, designations and relative rights of the shares of each class and the qualifications, limitations or restrictions thereof shall be as follows:

     I.   Preferred Stock

     A.   Dividends.

          1. No General Obligation. The holders of the Preferred Stock shall not be entitled to receive any Dividends with respect to the Preferred Stock. The date on which the Corporation initially issues any Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Share.

     B.   Liquidation.

          1. Liquidation Payments. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Preferred Shares held by such holder, and the holders of Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2.I.B. of Article Four, then the entire assets available to be distributed to the holders of the Preferred Stock shall be distributed pro rata among such holders based upon the aggregate Liquidation Value of the Preferred Stock held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Preferred Share, each share of Common Equivalent Stock and each other equity security of the Corporation in connection with such liquidation, dissolution or winding up.

          2. Distribution Other Than Cash. Whenever the distribution provided for in this Section 2.I.B. of Article Four shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors; provided, however, that if the holders of a majority of the then outstanding share of Preferred Stock (the "Contesting Preferred Holders") notify the Board of Directors within five business days after receiving written notification of such determination of fair market value that they disagree with such determination, then the Board of Directors and the Contesting Preferred Holders shall have 30 days to agree upon a fair market value of the relevant property. If, by the end of such 30-day period, they are unable to agree on a fair market value, the fair market value shall be determined by an appraisal, the cost of which shall be shared equally by the Corporation, on one hand, and the Contesting Preferred Holders, on the other hand. All appraisals shall be undertaken by two appraisers, one selected by the Corporation and one selected by the Contesting Preferred Holders, which selections must be made within 10 days after the expiration of the 30-day period described above. If one selecting party fails to timely select its appraiser, the other selecting party shall select both appraisers. The fair market value shall be the fair market value arrived at by those appraisers within 60 days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time, (a) if the appraisers' valuations are within 10% of each other, the fair market value shall be the average of the two valuations, and (b) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the property shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the average of the other two valuations, the average valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within 30 days following the end of the 60-day period referred to above, the third appraiser shall be appointed by the American Arbitration Association.

     C. Priority of Preferred Stock on Dividends and Redemptions. So long as any Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities;

     D.  Redemptions.

          1. Optional Redemption. The Corporation may, at its option, at any time and from time to time, redeem all or any portion of the shares of Preferred Stock then outstanding (an "Optional Preferred Redemption"). Upon an Optional Preferred Redemption, the Corporation shall pay a price per share equal to the Base Amount (as defined below). The "Base Amount" shall mean an amount equal to $1,000 per share.

          2. Redemption Payments. For each Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Preferred Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the redemption price described in Section 2.I.D.1. of Article Four. If the funds of the Corporation legally available for redemption of Preferred Shares on any Preferred Redemption Date are insufficient to redeem the total number of Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Preferred Shares pro rata among the holders of the Preferred Shares to be redeemed based upon the aggregate redemption price pursuant to Section 2.I.D.1. of Article Four of such Preferred Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Shares, such funds shall immediately be used to redeem the balance of the Preferred Shares which the Corporation has become obligated to redeem on any Preferred Redemption Date but which it has not redeemed.

          3. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Preferred Shares.

          4. Determination of the Number of Each Holder's Preferred Shares to be Redeemed. The number of shares of Preferred Stock to be redeemed from each holder thereof in any Optional Preferred Redemption hereunder shall be the number of shares determined by multiplying the total number of Preferred Shares to be redeemed by a fraction, the numerator of which shall be the total number of Preferred Shares then held by such holder and the denominator of which shall be the total number of Preferred Shares then outstanding.

          5. No Rights After Preferred Redemption Date. After the date on which the redemption price of such share pursuant to Section 2.I.D.1. of Article Four is paid to the holder of such share, all rights of the holder of such share shall cease, and such share shall no longer be deemed to be issued and outstanding.

          6. Redeemed or Otherwise Acquired Preferred Shares. Any Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          7. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Preferred Stock, except as expressly authorized herein.

          8. Priority in Redemptions. So long as any Preferred Stock remains outstanding, the Corporation shall not, without the prior written consent of a majority of the holders of the Preferred Stock, redeem any Junior Securities.


     E.   Voting and Other Rights.

          Except as otherwise provided herein and as otherwise required by applicable law, the Preferred Stock shall have no voting rights; provided that each holder of Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings. The number of shares of Preferred Stock entitled to vote on any matter shall be determined as of the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided for herein or as required by law, the holders of Preferred Stock shall vote together as a single class on all matters.

     F.   Events of Noncompliance.

          1.  Definition.  An Event of Noncompliance shall have occurred if:

          a. the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          b. the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein.;

          c. the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (i) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 60 days;

          d. a judgment in excess of $3,000,000] is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          e. the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $1,500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $1,500,000 to become due prior to its stated maturity.

          2.  Consequences of Events of Noncompliance.

          a. If an Event of Noncompliance, other than an Event of Noncompliance of the type described in Section 2.I.F.1.c. of Article Four, has occurred and is continuing, the holder or holders of a majority of the Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the Liquidation Value thereof. The Corporation shall give prompt written notice of such election to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

          b. If an Event of Noncompliance of the type described in Section 2.I.F.1.c. of Article Four has occurred, all of the Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Preferred Stock) at a price per share equal to the Liquidation Value thereof. The

     Corporation shall immediately redeem all Preferred Stock upon the occurrence of such Event of Noncompliance.

          c. If any Event of Noncompliance has occurred and is continuing, the number of directors constituting the Corporation's Board of Directors shall, at the request of the holders of a majority of the Preferred Stock then outstanding, be increased by one member, and the holders of Preferred Stock shall have the special right, voting separately as a single class (with each Preferred Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect an individual to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship.
     The newly created directorship shall constitute a separate class of directors, and the director elected by the holders of the Preferred Stock shall be entitled to cast a number of votes on each matter considered by the Board of Directors (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be cast by all of the other directors plus one. The special right of the holders of Preferred Stock to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph, at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

          At any time when such special right has vested in the holders of Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holder of at least 10% of the Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing a director pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

          At any meeting or at any adjournment thereof at which the holders of Senior Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred

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     Stock exercising such special right.  The vote of a majority of such quorum shall be required to elect or remove any such director.

          Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the expiration of the lesser of (i) a period of six months following the date on which there is not longer any Event of Noncompliance in existence or (ii) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

          d. If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

     G. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

     H. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     I. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision relating to the rights of the Preferred Stock hereof without the prior written consent of the holders of a majority of the Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (i) the rate at which or the manner in which dividends on the Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Preferred Stock or the times at which redemption of Preferred Stock is to occur or (ii) the percentage required to approve any change described in clause (i) above, without the prior written consent of the holders of at least 80% of the Preferred Stock then outstanding; and provided further that no change in the terms relating to the rights of the Preferred Stock hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Preferred Stock then outstanding.

     J. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     K. Adjustment. All numbers and amounts set forth herein which refer to share prices or amounts shall be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Preferred Stock.

     II.  Common Securities.

     A. Rights Identical. Except as otherwise provided in this Section 2.II. of Article Four or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     B. Voting Rights. Except as otherwise provided in this Section 2.II. of Article Four or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

     C. Dividends. Subject to the rights of the Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

     D. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled in accordance with Section 2.I.of Article Four, the terms of any outstanding Preferred Stock and applicable law, or an amount sufficient to pay the aggregate amount to which the holders of the Preferred Stock, shall be entitled, shall have been deposited with a bank or trust company as a trust fund for the benefit of the holders of such Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock, to the exclusion of the holders of such Preferred Stock.

     III. General Provisions

     A. Nonliquidating Events. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Four.

     B. No Preemptive Rights. No holder of Preferred Stock or Common Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

     C.   Definitions.

          "Common Equivalent Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Preferred Stock of the Corporation.

          "Liquidation Value" of any Preferred Share as of any particular date shall be equal to $1,000 per share.

          "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Redemption Date" as to any share of Preferred Stock means the date specified in the notice of any redemption at the Corporation's option or at the holder's option; provided that no such date shall be a Preferred Redemption Date unless the redemption price provided in Section 2.I.D.1. of Article Four of such share of Preferred Stock is actually paid in full on such date, and if not so paid in full, the Preferred Redemption Date shall be the date on which such amount is fully paid.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                                  ARTICLE FIVE
                                  ------------

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX
                                  -----------

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

                                 ARTICLE SEVEN
                                 -------------

     Meetings of stockholders may be held within or outside of the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.

                                 ARTICLE EIGHT
                                 -------------

     The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by resolution adopted by affirmative vote of a majority of the Board of Directors except that such number shall not be less than one (1) nor more than nine (9), the exact number to be determined by resolution adopted by affirmative vote of a majority of the Board of Directors.

     Vacancies and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of the majority of the Board of Directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

     Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no by-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

                                  ARTICLE NINE
                                  ------------

     To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN
                                  -----------

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                 ARTICLE ELEVEN
                                 --------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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